Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
Revenue Up 28%, EPS Up 77% Over Prior Year
NEW YORK, N.Y., May 1, 2009—HMS today announced financial results for its first quarter ended March 31, 2009.
For the first quarter of 2009, revenue increased 28.2% to $49.9 million, compared with $38.9 million for the same period a year ago. Net income for the quarter was $5.7 million or $0.21 per fully diluted share compared to net income of $3.2 million or $0.12 per fully diluted share for the same period a year ago. Adjusted EBITDA for the quarter increased 54.9% to $14.5 million versus $9.3 million for the first quarter of 2008.
“HMS’s first quarter represents a strong start to what we expect will be an excellent 2009,” said Bill Lucia, CEO. “We are seeing revenue growth and new business in each of the markets we serve.”
HMS will be hosting its first quarter 2009 conference call and webcast with the investment community on Friday, May 1, 2009 at 9:00 am Eastern Time. The conference call number is US/Canada: (866) 394-8630 Int’l/Local Dial-In: (706) 758-0082 Conference ID: 90944724. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hms.com/investor relations/investors quarterly results.asp.
A conference call replay will be available beginning May 1, 2009 10:00 AM ET through May 7, 2009 11:59 PM ET. To listen to the replay of the call, dial: US/Canada: (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Conference ID: 90944724 or visit our website at http://www.hms.com/investor relations/investors quarterly results.asp.
The HMS Holdings Corp. Form 10-Q for the quarter ended March 31, 2009 will be filed and available on our website http://www.hms.com/investor_relations/investors_sec_filings.asp on or about May 12, 2009, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://www.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
About HMS (NASDAQ:HMSY)
HMS is the leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, over 90 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.
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This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the Securities and Exchange Commission, including HMSY’s Annual Report on Form 10-K for the year ended December 31, 2008. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended March 31,
	2009	2008
Revenue	$49,941	$38,943

Cost of services:
Compensation	17,531	13,724
Data processing	3,146	2,717
Occupancy	2,734	2,361
Direct project costs	6,325	6,044
Other operating costs	2,998	2,145
Amortization of acquisition related software and intangibles	1,216	1,163

Total cost of services	33,950	28,154

Selling, general & administrative expenses	6,131	5,100

Total operating expenses	40,081	33,254

Operating income	9,860	5,689

Interest expense	(287)	(415)
Interest income	97	197

Income before income taxes	9,670	5,471
Income taxes	3,965	2,298

Net Income	$5,705	$3,173

Net income per common share:
Basic	$0.22	$0.13
Diluted	$0.21	$0.12

Weighted average shares:
Basic	25,614	24,826

Diluted	27,205	26,834

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$53,134	$49,216
Accounts receivable, net of allowance of $664 at March 31, 2009 and December 31, 2008, respectively	46,547	45,155
Prepaid expenses and other current assets, including deferred tax assets of $1,495 and $1,697 at March 31, 2009 and December 31, 2008, respectively	5,319	5,541

Total current assets	105,000	99,912

Property and equipment, net	17,502	17,757
Goodwill, net	82,342	82,342
Deferred income taxes, net	1,971	2,040
Intangible assets, net	18,759	19,823
Other assets	593	639

Total assets	$226,167	$222,513

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$15,718	$22,859
Current portion of long term-debt	6,300	6,300

Total current liabilities	22,018	29,159

Long-term liabilities:
Long-term debt	9,450	11,025
Other liabilities	3,830	3,967

Total long-term liabilities	13,280	14,992

Total liabilities	35,298	44,151

Shareholders’ Equity:
Preferred Stock — $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $ .01 par value; 45,000,000 shares authorized; 27,510,912 shares issued and 25,848,066 shares outstanding at March 31, 2009; 27,174,875 shares issued and 25,512,029 shares outstanding at December 31, 2008;	275	272
Capital in excess of par value	152,875	146,145
Retained earnings	47,267	41,562
Treasury stock, at cost; 1,662,846 shares at March 31, 2009 and December 31, 2008	(9,397)	(9,397)
Accumulated other comprehensive loss	(151)	(220)

Total shareholders’ equity	190,869	178,362

Total liabilities and shareholders’ equity	$226,167	$222,513

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Three months ended March 31, 2009 and 2008
(in Thousands)
(unaudited)

	Three months ended March 31,
	2009	2008
Operating activities:
Net income	$5,705	$3,173
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	1	—
Depreciation and amortization	3,359	2,911
Share-based compensation expense	1,308	798
Decrease in deferred tax asset	271	47
Changes in assets and liabilities:
Increase in accounts receivable	(1,392)	(2,252)
Decrease in prepaid expenses and other current assets	751	677
Decrease (increase) in other assets	1	(4)
Decrease in accounts payable, accrued expenses and other liabilities*	(5,845)	(8,855)

Net cash provided by (used in) operating activities	4,159	(3,505)

Investing activities:
Purchases of property and equipment	(3,005)	(2,044)
Investment in capitalized software	(355)	(180)

Net cash used in investing activities	(3,360)	(2,224)

Financing activities:
Proceeds from exercise of stock options	1,586	754
Repayment of long-term debt	(1,575)	(1,575)
Tax benefit of disqualifying dispositions*	3,108	1,979

Net cash provided by financing activities	3,119	1,158

Net increase (decrease) in cash and cash equivalents	3,918	(4,571)

Cash and cash equivalents at beginning of period	49,216	21,275

Cash and cash equivalents at end of period	$53,134	$16,704

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$75	$38

Cash paid for interest	$232	$383

Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$534	$—

*	March 2008 presentation was modified to conform with a revised 2009 reporting format.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In Thousands, Except Share and Per Share Amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) was $14.5 million for the first quarter of 2009, an increase of 54.9% over the same period a year ago.

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended
	March 31,
	2009	2008
Net Income	$5,705	$3,173

Net interest expense	190	218
Income taxes	3,965	2,298
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	3,314	2,860

Earnings before interest, taxes, depreciation and amortization (EBITDA)	13,174	8,549
Share-based compensation expense	1,308	798

Adjusted EBITDA	$14,482	$9,347